Chang G. Park, CPA, Ph. D.

t 371 E St. t CHULA VISTA, CALIFORNIA 91910 t
TEL (619) 691-1566 t DIRECT (858) 722-5953 t FAX (858) 408-2695
t E-Mail changgpark@gmail.com

___________________________________________________________________________

April 5, 2007

United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C: 20549

Dear Sir or Madam:

We have read Item 4.02 Form 8-K filed on April 4th, 2007 of Worldtradeshow.Com, Inc., and are in agreement with the disclosures made therein.

If you have any questions or need additional information, please call me at (619) 691-1566.

Sincerely,

/s/ Chang G. Park
__________________________________________
 Chang G. Park, CPA